UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2025

Next Technology Holding Inc. (formerly known as “WeTrade Group Inc.”)
(Exact name of Company as specified in charter)

Wyoming	001-41450	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Room 519, 05/F Block T3

Qianhai Premier Finance Centre Unit 2

Guiwan Area, Nanshan District, Shenzhen, China 518000

+852-5338 4226

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent 1621 Central Ave Cheyenne, Wyoming 82001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2025, the Board of Directors (the “Board”) of Next Technology Holding Inc. (the “Company”) approved the appointment of Dr. Hongliang Liu (“Dr. Liu”) as the Chief Technical Officer of the Company, effective March 1, 2025.

Dr. Liu, age 37, is a distinguished technical visionary with over a decade of experience in system development and software management. His expertise spans a wide array of cutting-edge fields, with a particular emphasis on SaaS (Software-as-a-Service) and next-generation MaaS (Model-as-a-Service) solutions, leveraging AI/ML models to drive enterprise digital transformation. Dr. Liu most recently served as a Technical Expert in the R&D division of Chint Group Corp. since 2022, where he spearheaded multiple high-priority initiatives and delivered groundbreaking solutions that set new industry benchmarks. Prior to this, from 2017 to 2021, he held the position as a Postdoctoral Researcher and Technical Lead at Ningshui Group, where he drove the development of advanced technologies and led his team to achieve significant breakthroughs.

Dr. Liu obtained his Doctor of Philosophy degree (Ph.D.) in Electrical Engineering from the University of Technology of Compiègne, a prestigious member of the Sorbonne University Group in France, in 2017. His academic and professional achievements have earned him multiple patents, and enabled him to play a pivotal role in shaping industry standards through his contributions to standardization committees.

In connection with his appointment, Dr. Liu and the Company entered into an employment agreement, dated as of March 1, 2025 (the “Effective Date”), which sets forth the terms of his employment with the Company (the “Employment Agreement”). Pursuant to the Employment Agreement, Dr. Liu will receive an annual compensation of US$24,000, payable in the equivalent amount of other currencies. The initial term of his employment is one (1) year from the Effective Date, which will be automatically renewed unless either party gives a written notice 60 days in advance of the expiration of the then one-year term. In the event that Dr. Liu intends to resign, he agrees to provide the Board with 30 days’ advance notice. According to the Employment Agreement, Dr. Liu is subject to certain non-solicitation restrictions for a 6-month period after termination of his employment, during which he may not solicit or induce, or assists any other person to solicit or induce, any other executive or officer of the Company or its affiliates to terminate his or her employment with the Company or its affiliates.

Dr. Liu does not have a family relationship with any director or executive officer of the Company. There are no transactions involving Dr. Liu that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment agreement, dated March 1, 2025, by and between the Company and Hongliang Liu
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT TECHNOLOGY HOLDING INC.

Date: March 4, 2025	By:	/s/ Wei Hong Liu
	Name:	Wei Hong Liu
	Title:	Chief Executive Officer

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